UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 19, 2015
Date of Report

TAPIMMUNE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27239	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Eastlake Avenue East, Suite 100, Seattle, WA	98102
(Address of principal executive offices)	(Zip Code)

(206) 504-7278
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2015, we appointed David Laskow-Pooley to our Board of Directors. He brings 30 years of experience in all aspects of the discovery, development and commercialization of pharmaceutical and healthcare products. We believe that he has a successful track record of building, developing, operating and exiting start-up businesses, spin-outs from large corporations and business entities within large companies.

Mr. Laskow-Pooley is currently CEO of LondonPharma Ltd, a clinical stage company re-purposing approved drugs through novel drug delivery technologies and is the Co-founder of Pharmafor Ltd.  He was formerly Managing Director (UK) of Nasdaq- listed drug discovery platform company, OSI, and was part of the corporate team that developed and launched Tarceva for the treatment of lung cancer with marketing partners Roche and Genentech. He has had a distinguished career in multinational pharmaceutical companies including Glaxo SmithKline and Abbott, in addition to InVitrogen (Biotech Life Sciences) and Amersham, now GE Healthcare (Diagnostic Imaging). He currently serves as a non-executive director and Chairman of OBN Ltd, an industry representative for small to medium enterprises (SME's) in the UK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAPIMMUNE INC.
Date: March 25, 2015	By: /s/ Glynn Wilson Name: Glynn Wilson Title: Chairman and CEO